Exhibit 32

CERTIFICATIONS

The certification set forth below is being submitted in connection with the Quarterly Report of The Western Union Company on Form 10-Q for the period ended September 30, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Christina A. Gold and Scott T. Scheirman certify that, to the best of her or his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date: October 30, 2009	/s/ CHRISTINA A. GOLD
Christina A. Gold Chief Executive Officer

Date: October 30, 2009	/s/ SCOTT T. SCHEIRMAN
Scott T. Scheirman Executive Vice President and Chief Financial Officer